Exhibit 10.1

Second Amendment to License Agreement

This Second Amendment to License Agreement (“Second Amendment”), is made as of May 14, 2020 (“Effective Date”) by and between Cue Biopharma, Inc. (“Licensee”) and MIL 21E, LLC (“Licensor”).

WHEREAS, Licensor and Licensee are parties to a certain License Agreement dated January 19, 2018, as amended by a certain First Amendment to License Agreement dated June 18, 2018 (together, “Agreement”);

WHEREAS, Licensee warrants and represents that, to the best of its knowledge, Licensor has fulfilled its obligations under the Agreement and is not in default of any covenants or obligations contained in the Agreement;

WHERAS, Licensee and Licensor desire to amend the Agreement in certain respects as set forth herein; and,

WHEREAS, all capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Agreement.

For good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, accepted and agreed to, Licensor and Licensee agree that the following shall be effective as of the Effective Date:

1. Section 2(a) of the Agreement is modified by adding this new paragraph to the end of the Section:

The Term of the Agreement shall be extended by fourteen (14) months (“Extended Term”) from April 14, 2021 and the Expiration Date of the Agreement shall be modified to June 14, 2022 (“Expiration Date”).

2. The first paragraph of Section 3 of the Agreement is modified by adding this new paragraph to the end of the Section:

The License Fee amount shall be modified for the Extended Term and Licensee shall pay a monthly license fee equal to $375,174.25 (“License Fee”) commencing on April 15, 2021, which shall be paid in advance on or before the first (1st) day of each and every month during the Extended Term. Licensee shall pay each License Fee payment by electronic payment to Licensor.

3. Under the third paragraph of Section 3 of the Agreement Licensee paid $776,792.00 for the last two months of the Term. Such amount shall now apply to the last two months of the Extended Term.

4. Ratification. As hereby amended, the Agreement is ratified, approved and confirmed in all respects. In the event that any of the provisions of the Agreement are inconsistent with this Second Amendment or the state of facts contemplated hereby, the provisions of this Second Amendment shall control. Except as expressly set forth herein, all other terms and conditions in the agreement remain unmodified.

IN WITNESS WHEREOF, Licensor and Licensee have duly executed this Second Amendment as of the day and year first above written.

LICENSOR:		LICENSEE:

MIL 21E, LLC		CUE BIOPHARMA, INC.

By:	/s/ Amrit Chaudhuri	By:	/s/ Daniel R. Passeri
Name:	Amrit Chaudhuri	Name:	Daniel R. Passeri
Title:	CEO	Title:	Chief Executive Officer

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